Exhibit 5.1

June 19, 2014

Pioneer Power Solutions, Inc.

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

Re:Pioneer Power Solutions, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of (i) up to 333,600 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), issuable under the Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”), (ii) up to 248,000 shares of Common Stock issuable pursuant to options previously granted under the 2011 Plan and (iii) up to 118,400 shares of Common Stock issuable pursuant to options previously granted under the Pioneer Power Solutions, Inc. 2009 Equity Incentive Plan (the “2009 Plan, together with the 2011 Plan, the “Plans,” and the shares listed in (i) though (iii) the “Shares”).

The opinion expressed herein is limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”), applicable provisions of the Delaware Constitution and judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution, and the federal laws of the United States of America, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction. The opinions expressed herein are rendered only to you in connection with the Registration Statement. We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof. The opinions expressed herein may not be relied upon by you for any other purpose, or be furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (iii) the Company’s Bylaws and any amendments to date certified by the Secretary of the Company (the “Bylaws”); (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares and related matters thereto; (v) the Plans; (vi) the form of common stock certificate; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions

Pioneer Power Solutions, Inc.

June 19, 2014

stated herein. As to the various questions of fact material to the opinion expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock, (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, (iv) all requirements of the DGCL (as defined above), the Certificate of Incorporation and the Bylaws will be complied with when the Shares are issued, (v) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance and (vi) neither the issuance nor sale of the Shares will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based on the foregoing, subject to the assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that upon issuance of the Shares in accordance with the terms of the Plans and the instruments executed pursuant to such Plans, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP